UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2008

Federal-Mogul Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-52986	20-8350090
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

26555 Northwestern Highway, Southfield, Michigan	48033
(Address of principal executive offices)	(Zip Code)

(248) 354-7700

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective July 28, 2008, the certificate of incorporation of Federal-Mogul Corporation, a Delaware corporation (the “Company”) was amended and restated (the “Amended Charter”). The Amended Charter effects the following changes, among others:

(i) eliminates all references to the Company’s Class B common stock and related provisions and reclassifies the Company’s Class A common stock as the sole class of common stock;

(ii) removes the supermajority voting provisions that required certain corporate actions to be approved by a majority of the members of the Company’s board of directors, including a majority of the directors elected by the holders of the Class A common stock and a majority of the directors elected by the holders of the Class B common stock;

(iii) prohibits the classification of directors of the Company for staggered terms without stockholder approval;

(iv) prohibits the adoption of a “rights plan,” “poison pill” or other similar plan without stockholder approval; and

(v) eliminates the provision prohibiting the issuance of nonvoting equity securities.

The foregoing is a summary only of the amended provisions of the Amended Charter and is qualified in its entirety by the Amended Charter which is attached hereto as Exhibit 3.1 and is incorporated by reference herein.

Effective July 28, 2008 the by-laws of the Company were amended and restated (the “Amended By-Laws”). The Amended By-Laws effects the following changes, among others:

(i) eliminates all references to the Company’s Class B common stock and related provisions;

(ii) provides that special meetings of the stockholders may be called by the holders of 10% or more of the outstanding shares of the stock of the Company (previously, the Company’s by-laws required the holders of 25% or more of the outstanding shares of the stock of the Company to call a special meeting);

(iii) provides that if the annual meeting is called for a date that is more than 30 days before or 30 days after the anniversary date of the prior year’s annual meeting, notice by the stockholder to be timely must be received not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 20th day following the day on which the public announcement of the date of the annual meeting is first made (previously, the Company’s by-laws provided that notice must be delivered not earlier than the close of business of the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made);

(iv) permits the removal of directors with or without cause by the holders of a majority of the outstanding shares of the stock of the Company;

(v) removes reference to specific board committees and provides that the Company’s board of directors may, by affirmative votes of a majority of the directors then in office, designate committees; and gives the Company’s board of directors the power to fill vacancies and rescind any action of any committee;

(vi) provides that the Company shall maintain insurance for directors, officers, employees, agents and certain other persons (previously, the Company’s by-laws made such insurance permissible but not mandatory);

(vii) grants all directors and officers the power to enter into and perform contracts between the Company and themselves, or any and all of the individuals from time to time constituting the board of directors of the corporation, or any firm or corporation in which any such director may be interested, directly or indirectly, whether such individual, firm or corporation thus contracting with the corporation shall thereby derive personal or corporate profits or benefits or otherwise; provided, that (a) the material facts of such interest are disclosed or are known to the board of directors or committee thereof and the board of directors or committee thereof in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors; (b) if the material facts as to such person’s relationship or interest are disclosed or are known to the stockholders entitled to vote thereon, and the contract is specifically approved in good faith by a vote of the stockholders; or (c) the contract or agreement is fair as to the corporation as of the time it is authorized, approved or ratified by the board of directors, a committee thereof, or the stockholders;

(viii) permits the board of directors to authorize contributions to be made by the corporation in amounts it determines to be reasonable to charitable organizations, no part of the net earning of which inures to the private benefit of any stockholder or individual; and

(ix) expressly provides that amendments to the Company’s by-laws require the vote of a majority of the outstanding shares of the stock of the Company.

The foregoing is a summary only of the amended provisions of the Amended By-Laws and is qualified in its entirety by the Amended By-laws which is attached hereto as Exhibit 3.2 and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description
3.1	Second Amended and Restated Certificate of Incorporation of Federal-Mogul Corporation

3.2	Second Amended and Restated By-Laws of Federal-Mogul Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Federal-Mogul Corporation
(Registrant)

Date: July 28, 2008

	By:	/s/ Robert L. Katz
Robert L. Katz
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
3.1	Second Amended and Restated Certificate of Incorporation of Federal-Mogul Corporation

3.2	Second Amended and Restated By-Laws of Federal-Mogul Corporation

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